EXHIBIT 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this post-effective registration statement on Form S-1/A, as amended, of our report, which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated April 11, 2008, on our audits of the consolidated financial statements of Timeshare Holdings, Inc., and to the reference to our Firm under the caption “Experts” in the registration statement.

June 20, 2008	By:	/s/ Chisholm Bierwolf & Nilson LLC
Chisholm Bierwolf & Nilson, LLC